Ex. 10.61

Silverleaf Resorts, Inc.
1221 Riverbend Drive, Suite 120
Dallas, TX 75221

November 15, 2007

Liberty Bank
315 Main Street
Middletown, Connecticut 06457
Attention: Melanie S. Joy

Re:	$37,500,000 Receivables Financial Accommodation by Liberty Bank to Silverleaf Resorts, Inc. dated September 28, 2007

Dear Ms. Joy:

Pursuant to discussions between us, you have requested and the undersigned, Silverleaf Resorts, Inc., has agreed to modify the Loan and Security Agreement dated as of September 28, 2007 and evidencing the financial accommodation above-described, effective as of the date hereof in the following respects:

1. That part of Section 1.1 representing the defined term for "Eligible Notes Receivables" shall be revised to delete the existing subsection (i) and to substitute in its place and stead the following new replacement sub-section:

"(i) the first payment under each Note Receivable must be due and payable to Borrower within 65 days of the closing date of the purchase of the Interval but in no instance more than 30 days from the date of a requested Advance against such Note Receivable once pledged to Lender, no monthly installment is more than thirty (30) days contractually past due at the time of an Advance in respect of such Note Receivable, nor more than sixty (60) days contractually past due at any time;"

2. Section 5.l(b) shall be revised to delete in its entirety such existing Section 5.1 (b) and to substitute in its place and stead the following new replacement sub-section:

"(b) Loan Documents/Collateral.  Not less than five (5) Business Days prior to the date of any Advance, Borrower shall have:

(i) delivered to Agent a list of all Eligible Notes Receivable and related Mortgages which are to be the subject of such requested Advance, indicating the unpaid principal balance owing on each of the Pledged Notes Receivable deemed to be an Eligible Note Receivable, together with such additional information as Agent may require;

(ii) delivered to Agent (or, if Agent shall so instruct, a designee appointed by Agent in writing) (A)the original of each Pledged Note Receivable (duly endorsed with the words "Pay to the order of Liberty Bank, as Agent, with

Liberty Bank
Attention: Melanie Joy
November 15, 2007

recourse"), (B) the original of each Mortgage securing such Pledged Notes Receivable, (C) the original of each purchase contract (including addenda) relating to the Pledged Notes Receivable and Mortgages, (D) originals or true copies of the related truth-in-lending disclosures, loan application, warranty deed, Payment Authorization Agreement and, if required by Agent, the related Purchaser's acknowledgement, receipt and exchange company application, disclosures and materials, and (E) with respect to each Eligible Note Receivable from the sale of Intervals at Oak N' Spruce evidence satisfactory to Agent of the filing in the appropriate recorder's office of the original UCC-1 Financing Statement, naming the Purchaser of the Interval giving rise to the Eligible Note Receivable as debtor and Borrower as secured party (the "Purchaser Financing Statement"), perfecting Borrower's security interest in the applicable Interval to secure the Purchaser's obligations under the Eligible Note Receivable and naming Borrower as assignor and Agent as assignee, assigning to Agent, all of Borrower's right, title and interest under each Purchaser Financing Statement.

(iii) delivered to Agent a duly executed Assignment of Notes Receivable and Mortgages assigning to Agent all of Borrower's right, title and interest in and to each such Pledged Note Receivable and the related Mortgage; and

(iv) subject to Section 4.4(c)(xvi) hereof and the partial waiver set forth in Section 5.1(f) hereof, delivered to Agent, with respect to each Encumbered Interval, a commitment for a Mortgagee's Title Policy showing that the Mortgage in respect of such Interval has been assigned to Agent and insuring in favor of Agent the first priority Lien of such Mortgage in the amount of the Advance to be made in respect of such Pledged Note Receivable, with a satisfactory title insurance policy to be issued within ninety (90) days from the date of the Advance.

The Mortgages and the assignments thereof to Agent shall each be duly recorded in the applicable land records with acceptable confirmation of submission for recording provided to Agent. The Mortgagee's Title Policies shall be in form and substance satisfactory to Agent and shall be issued by a title insurance company satisfactory to Agent (the "Title Company"), and name Borrower as the insured party therein. The funding of the requested Advance, delivery of the Collateral and issuance of the title insurance policy, and recording of the assignments or any releases may, in Agent's discretion, be effected by way of an escrow arrangement with the Title Company or other fiduciary, the form and substance of which shall be satisfactory to Agent."

3. Section 5.l(f) shall be revised to delete in its entirety such existing Section 5.1(f) and to substitute in its place and stead the following new replacement sub-section:

“'(f) Partial Waiver of Requirement for Title insurance Policies Upon

Liberty Bank
Attention: Melanie Joy
November 15, 2007

Satisfactory Maintenance of Inventory Control Procedures.  Anything in Section 5.1(b)(iv)hereof to the contrary notwithstanding, the delivery of a commitment for a Mortgagee Title Policy and a Mortgagee Title Policy shall be required only with respect to twenty-five percent (25%) of the Eligible Notes Receivable delivered to Agent in respect of each advance and within sixty (60) days after the applicable Advance, subject to the following requirements and limitations:

(i) Borrower shall be in full compliance with the Inventory Control Procedures (as defined in Section 6.23 hereof); and

(ii) Agent shall have the right in its sole discretion to determine those Eligible Notes Receivable in respect of which commitments for Mortgagee Title Policies and also the Mortgagee Title Policies themselves shall be required.

In the event that Borrower fails to satisfy the requirements of Subsection 5.1(f)(i) or should Agent discover unpermitted Liens or other encumbrances on the Mortgagee Title Policies obtained randomly, then, immediately upon such event, the partial waiver provided under this Section 5.1(f) shall no longer be effective and 100% compliance shall be required."

Our signature below shall constitute our agreement to the above.

We further confirm in connection with our agreement, that we, as Borrower, acknowledge that we do not have any offsets, defenses or claims against you, as Lender, Agent or Holder, or any of your officers, agents, directors or employees whether asserted or unasserted. To the extent that we may have any such offsets, defenses or claims, we and each of our respective successors, assigns, parents, subsidiaries, affiliates, predecessors, employees and agents as applicable, jointly and severally, release and forever discharge you, as Lender, Agent or Holder, your subsidiaries, affiliates, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively the "Lender Affiliates") of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity which against the you, as Lender, Agent or Holder and/or Lender Affiliates we or any of our respective successors, assigns, parents, subsidiaries, affiliates, predecessors, employees and agents ever had, now have, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

[SIGNATURE PAGE FOLLOWS]

Liberty Bank
Attention: Melanie Joy
November 15, 2007

SILVERLEAF RESORTS INC., a Texas corporation

By:	/S/ HARRY J. WHITE, JR.
Name:            Harry J. White, Jr.
Title:              Chief Financial Officer

Received and Acknowledged:
Dated: December 14, 2007

LIBERTY BANK

By:	/S/ MELANIE S. JOY
Name:           Melanie S. Joy
Title:             VP

CC:     Wellington Financial Corp.
1706 Emmet Street
Suite #2
Charlottesville, Virginia 22901-2822
Attn: Ronald M. Goldberg, President